Exhibit 4.20

Extension Agreement

This Extension Agreement (the “Extension”) is entered into by and between the entities named in Schedule A-1 hereto (each a “Studio City Party” and collectively, “Studio City Parties”), on the one hand, and the entities named in Schedule A-2 hereto (each a “Melco Resorts Party” and collectively, “Melco Resorts Parties”), on the other hand.

On this day of March 30, 2023, Studio City Parties and Melco Resorts Parties agree as follows:

RECITALS:

A.

By a Master Services Agreement dated December 21, 2015, as amended from time to time (the “Master Services Agreement”), executed by and between Studio City Parties (as defined therein) and Melco Crown Parties (as defined therein), the Parties set out the terms and conditions that shall apply to certain services provided under Work Agreements (as defined therein) as better described in the Master Services Agreement;

B.

Pursuant to the Master Services Agreement, the following Work Agreements were executed (each an “Existing Work Agreement” and collectively, the “Existing Work Agreements”): (i) Work Agreement #1 entered into on December 21, 2015 by and between Studio City WA1 Parties (as defined therein) and Melco Crown WA1 Parties (as defined therein) regarding the Sale and Purchase of FFE, Inventory and Supplies; (ii) Work Agreement #2 entered into on December 21, 2015 by and between Studio City WA2 Parties (as defined therein) and Melco Crown WA2 Parties (as defined therein) regarding Corporate Services; (iii) Work Agreement #3 entered into on December 21, 2015 by and between Studio City WA3 Parties (as defined therein) and Melco Crown WA3 Parties (as defined therein) regarding Pay-as-Used Charges; (iv) Work Agreement #4 entered into on December 21, 2015 by and between Studio City WA4 Parties (as defined therein) and Melco Crown WA4 Parties (as defined therein) regarding Operational / Property Shared Services (Non-Gaming), Other Non-Gaming Charges; (v) Work Agreement #5 entered into on December 21, 2015 by and between Studio City WA5 Parties (as defined therein) and Melco Crown WA5 Parties (as defined therein) regarding Limousine Transportation Services; (vi) Work Agreement #6 entered into on December 21, 2015 by and between Studio City WA6 Parties (as defined therein) and Melco Crown WA6 Parties (as defined therein) regarding Aviation Services; (vii) Work Agreement #7 entered into on December 21, 2015 by and between Studio City WA7 Parties (as defined therein) and Melco Crown WA7 Parties (as defined therein) regarding Collection & Payment Services; and (viii) Work Agreement #8 entered into on December 21, 2015 by and between Melco Crown WA8 Parties (as defined therein) and Studio City WA8 Parties (as defined therein) regarding Limousine Transportation Services.

C.

The Parties have at all times since June 27, 2022 continued to treat the Master Services Agreement and the Existing Work Agreements as persisting by honoring the arrangements and performing their obligations contemplated thereunder in a manner consistent with such agreements.

1)	Interpretation:

In this Extension, unless otherwise defined herein or if the context otherwise requires, all terms defined or referred to in the Master Services Agreement and/or the Existing Work Agreements, as applicable, shall have the same meaning herein.

2)	Extension:

The Parties hereby agree to extend the Term of the Master Services Agreement and of each Existing Work Agreement from June 27, 2022 until December 31, 2032 (both days inclusive) with all its terms and conditions unchanged.

3)	Effect of Extension:

All other terms and conditions of the Master Services Agreement and of the Existing Work Agreements shall remain unchanged, provided that they are read in the context of this Extension and are construed accordingly.

4)	Governing Law and Resolution of Disputes:

a)	This Extension shall be governed by and construed under the laws of Hong Kong without regard to conflicts of laws principles that would require the application of any other law.

b)	All Disputes arising out of or in connection with this Extension shall be governed by the process set forth in Section 7.10 of the Master Services Agreement.

[Signature Page Follows]

Studio City International Holdings Limited By: /s/ Kevin Richard Benning Name: Kevin Richard Benning Title: Senior Vice President Property General Manager Studio City	Studio City Developments Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director

Studio City Entertainment Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director	Studio City Ventures Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director

Studio City Hotels Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director	Studio City Services Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director

Studio City Retail Services Limited By: /s/ Donald Tateishi Name: Donald Tateishi Title: Director

COD Resorts Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director	MPEL Properties (Macau) Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director

Altira Resorts Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director	Melco Resorts Security Services Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director

Melco Resorts (Macau) Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director	Melco Resorts Travel Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director

Melco Resorts Services Limited By: /s/ Stephanie Cheung Name: Stephanie Cheung Title: Authorized Signatory	MCE Transportation Limited By: /s/ Geoffrey Stuart Davis Name: Geoffrey Stuart Davis Title: Authorized Signatory

Golden Future (Management Services) Limited By: /s/ Ines Nolasco Antunes Name: Ines Nolasco Antunes Title: Director	MCO Transportation Two Limited By: /s/ Geoffrey Stuart Davis Name: Geoffrey Stuart Davis Title: Authorized Signatory

SCHEDULE A-1

List of Studio City Parties

•	Studio City International Holdings Limited

•	Studio City Entertainment Limited

•	Studio City Hotels Limited

•	Studio City Retail Services Limited

•	Studio City Developments Limited

•	Studio City Ventures Limited

•	Studio City Services Limited

SCHEDULE A-2

List of Melco Resorts Parties

•	COD Resorts Limited

•	Altira Resorts Limited

•	Melco Resorts (Macau) Limited

•	Melco Resorts Services Limited

•	Golden Future (Management Services) Limited

•	MPEL Properties (Macau) Limited

•	Melco Resorts Security Services Limited

•	Melco Resorts Travel Limited

•	MCE Transportation Limited

•	MCO Transportation Two Limited